Exhibit 99.1

Investor and Analyst Contact: Jeffrey S. Beyersdorfer (602) 286-1530	Media Contact: Gary Hanson (602) 286-1777

Western Refining Announces Results of Tender Offer and Consent Solicitation Relating to its 11.250% Senior Secured Notes Due 2017

EL PASO, Texas - March 25, 2013 - Western Refining, Inc. (NYSE:WNR) announced that it has accepted for purchase $148,833,000 of the principal amount of its outstanding 11.250%  Senior Secured Notes due 2017 (the “Notes”) that were validly tendered pursuant to its previously announced Tender Offer and Consent Solicitation (each as defined below).

As previously announced, on March 11, 2013, the Company commenced a tender offer to purchase for cash any and all of its outstanding $325,000,000 aggregate principal amount of Notes (the “Tender Offer”). In connection with the Tender Offer, the Company also solicited the consent of the holders of the Notes to certain amendments to the indenture (the “Indenture”) governing the Notes (the “Consent Solicitation”).

The Tender Offer and Consent Solicitation are subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated March 11, 2013, relating thereto (the “Offer to Purchase and Consent Solicitation Statement”).

The early tender deadline relating to the Tender Offer and the Consent Solicitation occurred at 5:00 p.m., New York City Time, on Friday, March 22, 2013 (the “Early Tender Deadline”). Notes previously tendered and Notes that are tendered after the Early Tender Deadline may not be withdrawn, except as required by law. The Tender Offer and Consent Solicitation is scheduled to expire at Midnight, New York City Time, on Friday, April 5, 2013, unless extended by the Company (the “Expiration Time”).

As of the Early Tender Deadline, the Company has been advised by D.F. King & Co., Inc., as tender agent and information agent for the Tender Offer and Consent Solicitation, that the Notes were validly tendered and not withdrawn, and consents were delivered and not revoked, with respect to approximately $148,833,000 of the outstanding $325,000,000 aggregate principal amount of Notes.

Subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, the Company today accepted for purchase all Notes validly tendered and not withdrawn prior to the Early Tender Deadline and intends to accept for purchase all Notes tendered after the Early Tender Deadline and prior to the Expiration Time.

The Company has retained Deutsche Bank Securities Inc. to act as the dealer manager (the “Dealer Manager”) for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to Deutsche Bank Securities Inc. at (855) 287-1922 (toll-free). Requests for documentation should be directed to D.F. King & Co., Inc., as the tender agent and information agent,  at (800) 488-8035 (toll-free).

None of the representatives or employees of the Company, any of its subsidiaries or affiliates, the

Dealer Manager, the tender agent and information agent or U.S. Bank National Association, as trustee under the Indenture, make any recommendations as to whether or not holders of the Notes should tender their Notes pursuant to the Tender Offer or issue their consents pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such recommendations.

This press release does not constitute a solicitation of consents of holders of the Notes and shall not be deemed a solicitation of consents with respect to any other securities of the Company. The Tender Offer and Consent Solicitation is being made solely by the Offer to Purchase and Consent Solicitation Statement and the accompanying consent form. All statements herein regarding the terms of the Tender Offer and Consent Solicitation, the proposed amendments, any supplemental indenture and the Indenture are qualified in their entirety by reference to the text of the Offer to Purchase and Consent Solicitation Statement and the accompanying consent form, the supplemental indenture and the Indenture. The completion of the Tender Offer and the Consent Solicitation and the execution of any supplemental indenture is subject to a number of conditions.

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